Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017-1216
Tel (212) 832-3232

Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS FIRST QUARTER

2009 RESULTS

NEW YORK, NY, April 22, 2009—Cohen & Steers, Inc. (NYSE: CNS) reported a loss from continuing operations attributable to common shareholders of $14.5 million, or $0.34 per share (diluted and basic), for the quarter ended March 31, 2009, compared with income from continuing operations attributable to common shareholders of $13.9 million, or $0.33 per share (diluted and basic), for the quarter ended March 31, 2008. Total revenue for the first quarter of 2009 was $23.5 million, a decrease of 56.1% from $53.6 million for the first quarter of 2008.

The first quarter 2009 results from continuing operations attributable to common shareholders include an after-tax expense of approximately $0.39 per share due to the previously disclosed other-than-temporary impairment charges recorded on available-for-sale securities, primarily from investments in preferred securities. After adjusting for this item, earnings per share would have been $0.05 for the quarter ended March 31, 2009.

Assets Under Management

Assets under management were $11.6 billion as of March 31, 2009, a decrease of 23.2% from $15.1 billion at December 31, 2008 and a decrease of 59.4% from $28.6 billion at March 31, 2008. The decrease from December 31, 2008 was due to market depreciation of $3.4 billion and net outflows of $76 million. The decrease from March 31, 2008 was due to market depreciation of $14.1 billion and net outflows of $2.9 billion. Average assets under management were $12.7 billion for the quarter ended March 31, 2009, a decrease of 19.4% from $15.7 billion for the quarter ended December 31, 2008 and a decrease of 55.5% from $28.5 billion for the quarter ended March 31, 2008.

The company recorded net outflows of $395 million from closed-end mutual funds during the quarter ended March 31, 2009, which resulted primarily from the redemption of auction market preferred securities. Average assets under management for closed-end mutual funds were $3.7 billion for the quarter ended March 31, 2009, a decrease of 25.6% from $5.0 billion for the quarter ended December 31, 2008 and a decrease of 62.2% from $9.8 billion for the quarter ended March 31, 2008.

The company recorded net outflows of $76 million from open-end mutual funds during the quarter ended March 31, 2009. Average assets under management for open-end mutual funds were $3.4 billion for the quarter ended March 31, 2009, a decrease of 24.6% from $4.5 billion for the quarter ended December 31, 2008 and a decrease of 58.9% from $8.2 billion for the quarter ended March 31, 2008.

Institutional separate accounts had net inflows of $395 million during the quarter ended March 31, 2009. Average assets under management for institutional separate accounts were $5.6 billion for the quarter ended March 31, 2009, a decrease of 10.7% from $6.3 billion for the quarter ended December 31, 2008 and a decrease of 46.6% from $10.5 billion for the quarter ended March 31, 2008.

“Despite the continued challenges presented by the global market environment and economy, we continue to be encouraged by the results from our asset gathering efforts,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “We experienced our second consecutive quarter of net inflows into our institutional separate accounts and have a very promising pipeline. And net outflows from our retail channels continue to decrease.”

Results From Continuing Operations

Total revenue was $23.5 million for the three months ended March 31, 2009, a decrease of 56.1% from $53.6 million for the three months ended March 31, 2008. Operating expenses were $23.4 million for the three months ended March 31, 2009, a decrease of 30.2% from $33.5 million for the three months ended March 31, 2008. Operating income was $137,000 for the three months ended March 31, 2009, compared with $20.1 million for the three months ended March 31, 2008. Non-operating loss was $16.3 million for the three months ended March 31, 2009, compared with non-operating income of $2.0 million for the three months ended March 31, 2008. Excluding the other-than-temporary impairment charge of $18.2 million, non-operating income would have been $1.9 million for the three months ended March 31, 2009. Pretax loss was $16.2 million for the three months ended March 31, 2009, compared with pretax income of $22.1 million for March 31, 2008. Excluding the aforementioned other-than-temporary impairment charge, pretax income would have been $2.0 million for the three months ended March 31, 2009.

Balance Sheet Information

As of March 31, 2009, cash, cash equivalents, investments, available-for-sale and seed capital investments (excluding cash and marketable securities attributable to the consolidation of the company’s long-short global real estate fund) were $144 million. As of March 31, 2009, stockholders’ equity was $231 million and the company had no long-term or short-term debt.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, April 23, 2009 at 11:00 a.m. (ET) to discuss the company’s first quarter results. Investors and analysts can access the live conference call by dialing (866) 672-2663 (domestic) or (973) 582-2772 (international); passcode: 95364270. Participants should plan to register at least 10 minutes before the conference call begins.

A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on April 23, 2009 and can be accessed at (800) 642-1687 (domestic) or (706) 645-9291 (international); passcode: 95364270. Internet access to the Web cast, which includes audio (listen-only), will be available on the company’s Web site at cohenandsteers.com under “Corporate Info.” The Web cast will be archived on the Web site for two weeks.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of income-oriented equity portfolios specializing in U.S. and international real estate securities, large cap value stocks, utilities and listed infrastructure, and preferred securities. The company also offers alternative investment strategies such as hedged real estate securities portfolios and private real estate multimanager strategies. Headquartered in New York City, with offices in London, Brussels, Hong Kong and Seattle, Cohen & Steers serves individual and institutional investors through a broad range of investment vehicles.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is accessible on the Securities and Exchange Commission’s Web site at sec.gov and on the company’s Web site at www.cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2008	March 31, 2008
Revenue
Investment advisory and administration fees	$21,073	$25,768	$46,643
Distribution and service fees	1,607	2,278	5,374
Portfolio consulting and other	820	850	1,570

Total revenue	23,500	28,896	53,587	(18.7)%	(56.1)%

Expenses
Employee compensation and benefits	12,175	12,150	16,103
Restructuring and impairment	—	5,586	—
Distribution and service fees	3,070	3,736	6,622
General and administrative	6,832	7,971	7,776
Depreciation and amortization	1,020	1,074	953
Amortization, deferred commissions	266	519	1,996

Total expenses	23,363	31,036	33,450	(24.7)%	(30.2)%

Operating income (loss)	137	(2,140)	20,137	*	(99.3)%

Non-operating income
Interest and dividend income	666	1,094	1,598
(Loss) gain from marketable securities - net	(16,751)	(2,112)	56
Foreign currency gain (loss) - net	(243)	235	355

Total non-operating (loss) income	(16,328)	(783)	2,009	*	*

(Loss) income from continuing operations before provision for income taxes	(16,191)	(2,923)	22,146	*	*
(Benefit) provision for income taxes	(1,802)	(844)	8,290

(Loss) income from continuing operations	(14,389)	(2,079)	13,856	*	*
Loss from discontinued operations, net of tax	(5)	(4,880)	(856)	(99.9)%	(99.4)%

Net (loss) income	(14,394)	(6,959)	13,000	*	*
Less: Net income attributable to redeemable noncontrolling interest	(85)	—	—

Net (loss) income attributable to common shareholders	$(14,479)	$(6,959)	$13,000

Earnings per share - Basic:
(Loss) income from continuing operations attributable to common shareholders	$(0.34)	$(0.05)	$0.33	*	*

(Loss) income from discontinued operations, net of tax, attributable to common shareholders	$(0.00)	$(0.12)	$(0.02)	(99.9)%	(99.4)%

Net (loss) income attributable to common shareholders	$(0.34)	$(0.17)	$0.31	*	*

Earnings per share - Diluted:
(Loss) income from continuing operations attributable to common shareholders	$(0.34)	$(0.05)	$0.33	*	*

(Loss) income from discontinued operations, net of tax, attributable to common shareholders	$(0.00)	$(0.12)	$(0.02)	(99.9)%	(99.4)%

Net (loss) income attributable to common shareholders	$(0.34)	$(0.17)	$0.31	*	*

Weighted average shares outstanding
Basic	42,198	41,813	41,903

Diluted	42,198	41,813	42,134

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2008	March 31, 2008
Closed-End Mutual Funds
Assets under management, beginning of period	$4,278	$8,570	$10,274

Net outflows	(395)	(2,098)	—
Market depreciation	(854)	(2,194)	(550)

Total decrease	(1,249)	(4,292)	(550)

Assets under management, end of period	$3,029	$4,278	$9,724	(29.2)%	(68.9)%

Average daily net assets for period	$3,723	$5,006	$9,839	(25.6)%	(62.2)%

Open-End Mutual Funds
Assets under management, beginning of period	$4,280	$6,949	$8,900

Inflows	324	495	888
Outflows	(400)	(968)	(1,131)

Net outflows	(76)	(473)	(243)
Market depreciation	(1,102)	(2,196)	(225)

Total decrease	(1,178)	(2,669)	(468)

Assets under management, end of period	$3,102	$4,280	$8,432	(27.5)%	(63.2)%

Average daily net assets for period	$3,357	$4,455	$8,167	(24.6)%	(58.9)%

Institutional Separate Accounts
Assets under management, beginning of period	$6,544	$9,105	$10,612

Inflows	522	609	317
Outflows	(127)	(399)	(600)

Net inflows (outflows)	395	210	(283)
Market (depreciation) appreciation	(1,470)	(2,771)	85

Total decrease	(1,075)	(2,561)	(198)

Assets under management, end of period	$5,469	$6,544	$10,414	(16.4)%	(47.5)%

Average daily net assets for period	$5,605	$6,280	$10,500	(10.7)%	(46.6)%

Total
Assets under management, beginning of period	$15,102	$24,624	$29,786

Inflows	846	1,104	1,205
Outflows	(922)	(3,465)	(1,731)

Net outflows	(76)	(2,361)	(526)
Market depreciation	(3,426)	(7,161)	(690)

Total decrease	(3,502)	(9,522)	(1,216)

Assets under management, end of period	$11,600	$15,102	$28,570	(23.2)%	(59.4)%

Average daily net assets for period	$12,685	$15,741	$28,506	(19.4)%	(55.5)%

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

By Investment Category

(in millions)

	As of March 31, 2009	As of December 31, 2008	As of March 31, 2008
Closed-End Mutual Funds
U.S. Real Estate	$774	$1,377	$3,753
International Real Estate	46	72	419
Preferreds	774	1,056	2,102
Large Cap Value	178	190	320
Utilities and Infrastructure	827	999	2,199
Other	430	584	931

Assets under management, end of period	$3,029	$4,278	$9,724

Open-End Mutual Funds
U.S. Real Estate	$1,671	$2,415	$4,126
International Real Estate	1,099	1,487	3,814
Preferreds	8	11	10
Large Cap Value	128	146	125
Utilities and Infrastructure	48	68	97
Other	148	153	260

Assets under management, end of period	$3,102	$4,280	$8,432

Institutional Separate Accounts
U.S. Real Estate	$2,051	$3,046	$5,179
International Real Estate	1,947	2,160	3,845
Preferreds	421	508	686
Large Cap Value	713	595	419
Utilities and Infrastructure	10	11	19
Other	327	224	266

Assets under management, end of period	$5,469	$6,544	$10,414

Total
U.S. Real Estate	$4,496	$6,838	$13,058
International Real Estate	3,092	3,719	8,078
Preferreds	1,203	1,575	2,798
Large Cap Value	1,019	931	864
Utilities and Infrastructure	885	1,078	2,315
Other	905	961	1,457

Assets under management, end of period	$11,600	$15,102	$28,570

Cohen & Steers, Inc. and Subsidiaries

Other Fee Earning Assets (Unaudited)

(in millions)

	As of March 31, 2009	As of December 31, 2008	As of March 31, 2008
Unified Managed Accounts

Other fee earning assets, end of period	$178	$179	$188

Exchange Traded Funds

Other fee earning assets, end of period	$828	$1,511	$2,129

Unit Investment Trusts

Other fee earning assets, end of period	$904	$1,005	$1,605

Total

Other fee earning assets, end of period	$1,910	$2,695	$3,922

Note: Other fee earning assets are defined as assets for which the company provides investment advice but for which the company has no discretion to execute trades, and therefore are not included in our reported assets under management.